EXHIBIT 10.1

CONSULTING PROJECT DETAILS #2

This exhibit (“CPD”) attaches to and forms part of the Master Consulting Services Agreement, dated June 11, 2024, between Business Talent Group, LLC (“BTG”) and Lulu’s Fashion Lounge, LLC (“Client”) (the “Agreement”).

Independent Consultant:

Heidi Crane (“Consultant”)

Project Description:

Consultant shall provide financial guidance and recommendations to Client via Project milestones. Milestone 1 shall be completed in approximately 60 working days, and will be delivered on or about January 22, 2026. During Milestone 1, Consultant shall be designated as Client’s and its affiliates’ (including its public company entity, Lulu’s Fashion Lounge Holdings, Inc.) “fractional Chief Financial Officer.” Key activities and deliverables of Milestone 1 include:

[***].

Consultant is responsible for completing the Project deliverables and services above. Consultant’s role is limited to providing consulting advice and Project recommendations based on Client’s stated goals and scope of services. Consultant is an independent professional and not an employee of Client.  During Milestone 1, Consultant shall be designated as Client’s and its affiliates’ (including its public company entity, Lulu’s Fashion Lounge Holdings, Inc.) “fractional Chief Financial Officer.” All decisions regarding the implementation, use, or reliance upon Consultant’s advice, deliverables, or recommendations shall be made solely by Client, and Client retains full responsibility and liability for such decisions. Client is under no obligation to follow any advice or recommendations provided by Consultant.

During Consultant’s engagement, Client will cause Consultant to be covered by Client’s Directors and Officers insurance policy. During Consultant’s engagement, Consultant shall not provide services for any competitor of Client.

Following the engagement, Consultant agrees to provide Client with any necessary information required to be disclosed regarding the fractional CFO’s services or compensation in Client’s FY2025 10-K or Proxy Statement.

Assumptions:

Delivery of the Project scope described above is subject to the following assumptions:

●	Consultant’s timely delivery of deliverable(s) associated with the Project is dependent on timely access to relevant Client data and documentation, including any similar work completed for prior periods
●	Client shall ensure team members, internal and external stakeholders and resources are available to Consultant as reasonably necessary, including full support of the controller, head of FPA and any other key team members who participated in the completion of similar work previously.
●	Client shall provide timely review of all deliverables.
●	Client shall provide Consultant with access to internal tools and systems necessary to complete the Project.
●	Client shall provide a Client laptop and Lulus email address to Consultant for use during the course of the engagement. At the end of the engagement, Consultant shall return all Client equipment to Client.

Project Timeline:

It is expected that this Project will begin on October 13, 2025 and last until January 22, 2026. The Project may be extended as mutually agreed with Client.

Consultant and Client will mutually agree on Project logistics (schedules, travel itineraries, locations, general project logistics), taking into account Client’s and Consultant’s schedules, policies, and practices.

Acceptance:

Client shall evaluate each Milestone and associated services and deliverables within ten (10) days of delivery (the “Acceptance Period”). If, during the Acceptance Period, Client reasonably determines that all or part of a Milestone and its associated services and deliverables do not materially conform to the specifications of this CPD and the Agreement, Client shall notify BTG via email and BTG and Consultant shall use commercially reasonable efforts to correct such nonconformities. If Client does not provide email notice to BTG of Milestone rejection within the applicable Acceptance Period, the Milestone and associated services and deliverables will be deemed accepted.

Fees:

Client shall pay to BTG $170,000 for the Milestone 1 described above.

Client shall reimburse BTG for Consultant’s reasonable out-of-pocket expenses in accordance with Client’s travel policy upon submittal of proper documentation.

BTG will invoice Client: i. for $85,000 on or about January 5, 2026 and ii. for $85,000 after Project conclusion on or about January 23, 2026. Client shall pay all invoices within thirty (30) days of invoice date.

Additional Terms:

Notwithstanding anything to the contrary in Section 3.b. of the Agreement:

i.	If Client hires Consultant Heidi Crane as an employee, Client shall pay BTG an employee hire fee equal to: [***].
ii.	[***].
iii.	For the avoidance of doubt, the terms of Section 3.b. of the Agreement shall continue to apply without the modification above for any other Consultant.

[signature page follows]

ACCEPTED AND AGREED:	ACCEPTED AND AGREED:
Business Talent Group, LLC	Lulu’s Fashion Lounge, LLC
Signature: /s/ Amber Marrow-Jones	Signature: /s/ Crystal Landsem

Name: Amber Marrow-Jones	Name: Crystal Landsem

Title: Sr. Contracts Manager	Title: Chief Executive Officer

Date: 10/10/2025	Date: 10/11/2025